Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into effective as of March 12, 2016 by and between William J. Ruckelshaus (the “Executive”) and Blucora, Inc. (the “Company”).

RECITALS

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement effective as of December 31, 2012, as further amended October 16, 2015 (together, the “Employment Agreement”);

WHEREAS, the Executive’s employment with the Company pursuant to the Employment Agreement shall terminate effective March 31, 2016 (the “Termination Date”);

WHEREAS, the Company wishes to have the Executive available to provide transition consulting services to the Company after the Termination Date;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Consulting Services

For a period of six calendar months following the Termination Date, (the “Consultancy Period”), Executive agrees to provide up to ten (10) hours per month of transition consulting services as reasonably requested by the Company. In consideration for such services, the Company agrees to pay Executive a lump sum payment of Ten Thousand Dollars ($10,000.00) within Seven (7) days of the Termination Date and extend the exercise period referred to in Section 6(d)(iii) of the Employment Agreement for an additional twelve months (subject to the terms and conditions of such section). Executive shall not be eligible for any other compensation or employment-related benefits during the Consultancy Period except as explicitly provided in this Agreement and the Employment Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

BLUCORA, INC.

By:	/s/ Mark A. Finkelstein
Name:	Mark A. Finkelstein
Title:	Chief Legal and Administrative Officer

EXECUTIVE:

/s/ William Ruckelshaus William Ruckelshaus